EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

               We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 33-91006) and related Prospectus of PriCellular Corporation (the "Company") and to the incorporation by reference therein of our reports dated January 24, 1996 with respect to the consolidated financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                             Ernst & Young LLP

New York, New York
November 27, 1996